Exhibit 4.1

Execution Version

SECOND AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

This Second Amendment to Stockholder Protection Rights Agreement, dated and effective as of April 7, 2015 (the “Amendment”), is between Zep Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, as successor-in-interest to Mellon Investor Services LLC (the “Rights Agent”).

RECITALS:

WHEREAS, the Company and the Rights Agent are parties to that certain Stockholder Protection Rights Agreement, dated as of October 30, 2007, as amended by that certain First Amendment to Stockholder Protection Rights Agreement, dated as of January 22, 2009 (the “Current Agreement”), and

WHEREAS, the Company, NM Z Parent Inc., a Delaware corporation (“Parent”) and NM Z Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, intend to enter into an Agreement and Plan of Merger to be dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), and

WHEREAS, the Company desires to amend the Current Agreement to render such agreement inapplicable to the Merger (each as defined in the Merger Agreement), and the other transactions contemplated by the Merger Agreement, and

WHEREAS, Section 5.4 of the Current Agreement provides that the Current Agreement may be amended as set forth herein without the approval of the holders of the Rights prior to the Flip-in Date and subject to the last sentence of Section 5.4, the Rights Agent shall, if the Company so directs, execute such amendment upon receipt of a certificate from an appropriate officer of the Company that states that the proposed amendment complies with Section 5.4; and

WHEREAS, the Board of Directors of the Company has determined, in connection with its consideration of the Merger Agreement and the transactions contemplated thereby, to amend the Current Agreement as follows, effective as of the date hereof.

NOW THEREFORE, for valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the following has been agreed:

1. Certain Definitions.

(a)                                 The definition of “Acquiring Person” in Section 1.1 of the Current Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its stockholders, Affiliates or Associates shall be deemed to be an Acquiring Person for any purposes under this Agreement notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, or (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.”

(b)                                 Section 1.1 of the Current Agreement is hereby amended to add the following defined terms to be inserted in alphabetical order:

“Parent” shall mean NM Z Parent Inc., a Delaware corporation.

“Merger” shall have the meaning assigned to such term in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 7, 2015, by and among the Company, Parent, and NM Z Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent, as such agreement may be amended or supplemented from time to time.

(c)                                  The definition of “Expiration Time” in Section 1.1 of the Current Agreement is amended and restated as follows:

“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the Effective Time (as such term is defined in the Merger Agreement), and (iv) the Close of Business on the tenth anniversary of the Record Time, unless extended by action of the Board of Directors.

(d)                                 The definition of “Flip-In Date” in Section 1.1 of the Current Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Flip-In Date shall be deemed to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, or (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.”

(e)                                  The definition of “Stock Acquisition Date” in Section 1.1 of the Current Agreement is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, or (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.”

(f)                                   The definition of “Flip-over Transaction or Event” in Section 1.1 of the Current Agreement is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Flip-over Transaction or Event shall be deemed to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, or (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.”

(g)                                  A new Section 2.11 of the Current Agreement is added as follows:

“Notwithstanding anything in this Agreement to the contrary, (i) this Agreement shall not be applicable in any way to the Merger or any other transaction contemplated by the Merger Agreement, (ii) neither the execution nor delivery of the Merger Agreement nor the announcement or consummation of the transactions contemplated thereby (including the Merger) shall cause any rights granted or to be granted hereunder to become exercisable, and (iii) the Rights will expire in their entirety (and this Agreement shall terminate) immediately prior to the Effective Time (as defined in the Merger Agreement) without any payment being made in respect thereof.”

2. Defined Terms. The terms as defined in the Current Agreement, other than as modified by this Amendment, shall continue to have the meanings ascribed to them in the Current Agreement. Any defined terms used herein, unless expressly stated otherwise in this Amendment, shall have the meaning ascribed to them in the Current Agreement.

3. Controlling Agreement. In the event of any conflict between the terms of this Amendment and the Current Agreement, this Amendment shall control.

4. Benefit of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Effective Date, registered holders of the Company Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Effective Date, registered holders of the Company Stock).

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

7. Certification of the Company.  The undersigned officer of the Company, on behalf of the Company, certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 5.4 of the Rights Agreement and that the Rights Agent is entitled to rely upon such certification.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Stockholder Protection Rights Agreement as of the date first written above.

ZEP INC.

By:	/s/ John K. Morgan

Name: John K. Morgan

Title: Chairman, President and Chief Executive Officer

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, as successor-in-interest to Mellon Investor Services LLC, as Rights Agent

By:	/s/ Paula Caroppoli

Name: Paula Caroppoli

Title: Senior Vice President

[Signature Page to Second Amendment to Stockholder Protection Rights Agreement]